Exhibit 10.A

                              TERMINATION AGREEMENT

     This Termination Agreement is entered into as of January 22, 2001 between The FINOVA Group Inc., a Delaware corporation ("Company"), and Leucadia National Corporation. a Delaware corporation ("Purchaser").

     WHEREAS, the Company and Purchaser have entered into a Securities Purchase Agreement dated as of December 20, 2000 between Company and Purchaser (the "Agreement"), which they now wish to terminate by mutual consent pursuant to
Section 8.1(a) of the Agreement;

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the parties do hereby agree as follows

     1. The Agreement shall be terminated, without liability of either party to the other except as expressly set forth herein. Except as so set forth, each of Purchaser and the Company waives any and all rights or claims which it may have against the other, or any of such party's officers, directors, employees or affiliates, counsel and agents arising from the Agreement.

     2. Notwithstanding the provisions of Section 8.2 of the Agreement, the Company agrees that in the event that the Board of Directors of the Company determines that it is in the best interests of the Company to commence a voluntary petition for reorganization relief pursuant to Chapter 11 of title 11 of the United States Code, 11 U.S.C. Section 101 et seq., Purchaser shall have a liquidated damages claim of $3 million.

     3. The Company agrees that the restrictions set forth in paragraph 9 of the Non-Disclosure Agreement (as defined in the Agreement) shall be terminated and of no further force or effect. Purchaser repeats its acknowledgement set forth in paragraph 12 of the Non-Disclosure Agreement.

     4. The provisions of Sections 5.2(b), 6.3 and 8.4 and Article X of the Agreement shall survive the termination of the Agreement. The Company and Purchaser shall issue a joint press release announcing termination of the Agreement in the form of Annex A, attached hereto.

     IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the day and year first written above.

                                    THE FINOVA GROUP INC.

                                    By: /s/ Stuart A. Tashlik
                                        --------------------------------
                                        Name:  Stuart A. Tashlik
                                        Title: Senior Vice President


                                    LEUCADIA NATIONAL CORPORATION

                                    By: /s/ Ian Cumming
                                        --------------------------------
                                        Name:  Ian Cumming
                                        Title: Chairman
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                                     Annex A


                               [See Exhibit 10.B.]